Exhibit 10.1

LETTER AGREEMENT

This LETTER AGREEMENT is made as of March 9, 2009 by and between Rex Energy I, LLC, a Delaware limited liability company (“Seller”), and Adventure Exploration Partners, LLC, a Delaware limited liability company (“Buyer”). Each of Buyer and Seller may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Buyer and Seller entered into that certain Purchase Agreement dated December 23, 2008 wherein Seller agreed to sell to Buyer certain oil and gas leases and wells and related assets located in Lea, Eddy and Roosevelt Counties, New Mexico and in Terrell, Midland, Upton, Glasscock, Loving, Grimes, Reagan, Winkler and Concho Counties, Texas (the “Purchase Agreement”).

WHEREAS, Article I of the Purchase Agreement provides that Buyer and Seller may agree upon a Closing Date in writing and Section 9.1(d) of the Purchase Agreement provides that, under certain circumstances, Buyer or Seller may elect to terminate the Purchase Agreement if the Closing has not occurred prior to February 27, 2009.

WHEREAS, pursuant to Article I of the Purchase Agreement, the Parties desire to mutually select a Closing Date to be set forth in this Letter Agreement.

WHEREAS, the Parties desire to postpone the date set forth in Section 9.1(d) upon which either Party may elect to terminate the Purchase Agreement.

WHEREAS, the Parties desire to enter into an Escrow Agreement in the form attached hereto as Exhibit A (the “Escrow Agreement”) to be effective as of the Closing Date for the purpose of escrowing a portion of the Closing Purchase Price subject to the resolution of certain Title Defects.

NOW THEREFORE, the Parties, in consideration of the premises and of the mutual representations, warranties, covenants, conditions and agreements set forth herein and intending to be bound, agree as follows:

1.1 Closing Date. Notwithstanding anything to the contrary in the Purchase Agreement and pursuant to Article I of the Purchase Agreement, the Parties hereby agree that the Closing Date will be March 24, 2009, unless otherwise agreed to in writing by both Buyer and Seller.

1.2 Termination. Notwithstanding anything to the contrary in the Purchase Agreement, the Parties agree that neither Buyer nor Seller will terminate the Purchase Agreement pursuant to Section 9.1(d) of the Purchase Agreement unless the Closing has not occurred on March 24, 2009. The Parties agree that this Section 1.2 is intended only to postpone the date set forth in Section 9.1(d) of the Purchase Agreement and does not affect any other rights set forth in the Purchase Agreement.

1.3 Agreement as to Examination Period and Cure Period. Buyer has 75 days from the first Business Day after the signing (“Examination Period”) to conduct a title and environmental review of the Assets and notify Seller of any alleged defects (See Exhibit A, paragraph 1). It is agreed that the Examination Period extends through March 9, 2009. Upon receipt of notice of any defects, Seller has the option to attempt to cure the defects within 60 days from the end of the Examination Period (See Exhibit A, paragraphs 4, 7). It is agreed that said cure period extends through May 8, 2009.

1.4 Escrow Agreement. The Parties agree that at the Closing, Buyer will deposit into an escrow account as set forth in the Escrow Agreement an amount equal to the lesser of (i) the aggregate amount of Title Defect Amounts and Environmental Defect Amounts set forth in the Buyer’s Title Defect Notice or Environmental Defect Notice which have not been cured by Seller prior to the Closing or (ii) $1 million (the “Escrow Amount”). The Closing Purchase Price paid by Buyer to Seller at Closing will be reduced by an amount equal to the Escrow Amount. The Parties agree that there will be with no further reduction to the Closing Purchase Price for asserted Title Defect Amounts and Environmental Defect Amounts in excess of the Escrow Amount except as may be agreed to by Seller. Upon the Seller’s cure of or failure to cure Title Defects or Environmental Defects after the Closing, Buyer and Seller will be entitled to receive portions of the Escrow Amount pursuant to the terms of the Escrow Agreement; provided however, to the extent that Buyer’s aggregate asserted Title Defect Amounts and Environmental Defect Amounts which have not been cured by Seller at the Closing exceed the Escrow Amount, Seller will not be entitled to receive any portion of the Escrow Amount unless and until Seller’s cure of Title Defects and Environmental Defects has reduced the aggregate asserted Title Defect Amounts and Environmental Defect Amounts to an amount that is equal to or less than the Escrow Amount. To the extent that Buyer’s aggregate asserted Title Defect Amounts and Environmental Defect Amounts which have not been cured by the Seller at Closing exceed the Escrow Amount, Buyer’s rights to recover any portion of the Closing Purchase Price paid to the Seller at Closing will be as set forth in the Purchase Agreement.

1.5 Continuation of the Purchase Agreement. Except as otherwise expressly set forth herein, all other terms and conditions of the Purchase Agreement remain in full force and effect without modification.

1.6 Defined Terms. Any capitalized term not otherwise defined in this Letter Agreement will have the meaning set forth for such term in the Purchase Agreement.

1.7 Entire Agreement. This Letter Agreement and the Purchase Agreement constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

1.8 Governing Law. This Letter Agreement will be governed by, and construed in accordance with, the laws of the State of Texas, without reference to the principles of conflicts of laws or any other principle that could result in the application of the laws of any other jurisdiction, except for matters concerning real property located in the State of New Mexico, including oil and gas interests, which matters will be governed by, an construed in accordance with, the laws of the State of New Mexico, without reference to the principles of conflicts of laws or any other principle that could result in the application of the laws of any other jurisdiction. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT MUST BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS LETTER AGREEMENT.

1.9 Counterparts; Headings. This Letter Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Article and Section headings in this Letter Agreement are inserted for convenience of reference only and will not constitute a part hereof.

IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be duly executed as of the day and year first written above.

SELLER:		BUYER:

REX ENERGY I, LLC		ADVENTURE EXPLORATION PARTNERS, LLC

By:	/s/ Christopher K. Hulburt	By:	/s/ Paul L. Lucas
Name:	Christopher K. Hulburt	Name:	Paul L. Lucas
Title:	Executive Vice President	Title:	President

Exhibit A

Form of Escrow Agreement

[see attached]

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Escrow Agreement”) is made and entered into as of March 24, 2009, by and among Rex Energy I, LLC, a Delaware limited liability company (“Seller”), Adventure Exploration Partners, LLC, a Delaware limited liability company (“Buyer”, and together with Seller, sometimes referred to individually as “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).

WHEREAS, Buyer and Seller entered into that certain Purchase Agreement dated December 23, 2008 wherein Seller agreed to sell to Buyer certain oil and gas leases and wells and related assets located in Lea, Eddy and Roosevelt Counties, New Mexico and in Terrell, Midland, Upton, Glasscock, Loving, Grimes, Reagan, Winkler and Concho Counties, Texas (the “Purchase Agreement”).

WHEREAS, pursuant to that certain Letter Agreement dated March 5, 2009 (the “Letter Agreement”), the Parties have agreed to deposit in escrow certain funds and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Fund. Buyer agrees to deposit with the Escrow Agent the sum of $             (the “Escrow Deposit”). The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Fund”) as directed in Section 3.

3. Investment of Fund. During the term of this Escrow Agreement, the Fund shall be invested in a JPMorgan Chase Bank, N.A. noninterest-bearing bank deposit account that is fully insured by the FDIC unless otherwise instructed in writing by the Parties and as shall be acceptable to the Escrow Agent.

4. Disposition and Termination. The Escrow Agent shall hold the Fund in accordance with this Escrow Agreement and administer the Fund as follows:

(a) In the event that the Escrow Agent receives a joint written instruction from Buyer and Seller (a “Joint Instruction”) notifying the Escrow Agent that Seller has cured a Title Defect or Environmental Defect (both as defined in the Purchase Agreement) and authorizing the Escrow Agent to pay to Seller an amount equal to the Title Defect Amount or Environmental Defect Amount (both as defined in the Purchase Agreement) corresponding to the cured Title Defect or Environmental Defect, then the Escrow Agent will pay to Seller the amount set forth in such Joint Instruction.

(b) In the event that the Escrow Agent receives a Joint Instruction from Buyer and Seller notifying the Escrow Agent that Seller has failed to cure a Title Defect or Environmental Defect prior to the expiration of the Cure Period (as defined in the Purchase Agreement) and authorizing the Escrow Agent to pay to Buyer an amount equal to the Title Defect Amount or Environmental Defect Amount corresponding to the Title Defect or Environmental Defect that has not been cured, then the Escrow Agent will pay to Buyer the amount set forth in the Joint Instruction.

(c) In the event that Buyer and Seller are unable to agree upon the existence of a Title Defect or Environmental Defect or the correct Title Defect Amount or Environmental Defect Amount and such dispute is submitted to arbitration pursuant to Exhibit A of the Purchase Agreement, then, subject to the provisions of Exhibit A, Buyer and Seller will issue a Joint Instruction to the Escrow Agent in accordance with the final resolution of matters submitted to arbitration authorizing the Escrow Agent to pay Buyer or Seller, as applicable, the amount set forth in the final resolution of matters submitted to arbitration. Notwithstanding anything to the contrary herein, the rights of the Parties to seek a judgment upon any award of an arbitrator pursuant to Exhibit A of the Purchase Agreement shall not be restricted by this paragraph (c), and neither Party shall have the obligation to issue a Joint Instruction before such Party has exhausted its rights pursuant to Exhibit A of the Purchase Agreement.

(d) In the event that Buyer and Seller agree to release any portion of the Escrow Deposit in a circumstance not described in paragraphs 4(a), 4(b) and 4(c) above, Buyer and Seller will issue a Joint Instruction to the Escrow Agent authorizing the Escrow Agent to pay Buyer or Seller, as applicable, the agreed-upon portion of the Escrow Deposit, and the Escrow Agent will pay to Buyer or Seller, as applicable, the amount set forth in such Joint Instruction.

(e) Buyer and Seller will cooperate in good faith pursuant to the terms of the Purchase Agreement and the Letter Agreement to provide Joint Instructions to the Escrow Agent pursuant to paragraphs 4(a), 4(b), 4(c) and 4(d) above as soon as reasonably practical; provided however, in no event will Buyer and Seller issue a Joint Instruction to the Escrow Agent authorizing the Escrow Agent to pay an amount that is less than $10,000 unless such Joint Instruction instructs the Escrow Agent to pay the remaining balance of the Escrow Deposit and subsequently terminate the Fund.

(f) Interest and other income on investments in the Fund shall be paid to Seller at the termination of the Fund.

(g) Upon delivery of all of the Fund by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Sections 7 and 8.

5. Escrow Agent. (a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Purchase Agreement or the Letter Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement. In the event of any conflict between the terms and provisions of this Escrow Agreement, those of the Purchase Agreement or the Letter Agreement, any schedule or exhibit attached to the Escrow Agreement, or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Fund, including, without limitation, the Escrow Deposit nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through attorneys, and shall be liable only for its gross negligence or willful misconduct (as finally adjudicated in a court of competent jurisdiction) in the selection of any such agent or attorney. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of

Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. Succession. (a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Sections 7 and 8 hereunder. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7. Compensation and Reimbursement. The Parties agree jointly and severally to (a) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, negotiation, execution, performance, delivery, modification and termination of this Escrow Agreement.

8. Indemnity. The Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers, attorneys, accountants, experts, and employees (the “indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Escrow Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, or as may arise by reason of any act, omission or error of the indemnitee, except in the case of any indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Fund for the payment of any claim for indemnification, fees, expenses and amounts due hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Fund for its own account or for the account of an indemnitee any amounts due to the Escrow Agent or to an indemnitee under this Section 8. The obligations contained in this Section 8 shall survive the termination of this Escrow Agreement and the resignation, replacement or removal of the Escrow Agent.

9. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) Taxpayer Identification Numbers (“TIN”)

The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. The Parties each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms, as well as in the Substitute IRS Form W-9 set forth on the signature page of this Escrow Agreement.

(c) Tax Reporting

All interest or other income earned under the Escrow Agreement shall be allocated to Seller and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Deposit by Seller whether or not said income has been distributed during such year. Any other tax returns required to be filed will be prepared and filed by Seller and/or Buyer with the IRS and any other taxing authority as required by law. The Parties acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any income, franchise or any other tax return with respect to the Fund or any income earned by the Escrow Deposit. The Parties further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held in the Escrow Deposit shall be paid by Seller. In the absence of written direction from the Parties, all proceeds of the Fund shall be retained in the Fund and reinvested from time to time by the Escrow Agent as provided in this Agreement. Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

10. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(a) upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile;

(b) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(c) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Seller	Rex Energy I, LLC
Windmere Centre
476 Rolling Ridge Dr., Suite 300
State College, PA 16801
Attention: Christopher K. Hulburt
Fax No.: 814-278-7286

If to Buyer	Adventure Exploration Partners, LLC
500 W. Texas Street, Suite 1000
Midland, TX 79701
Attention: Paul L. Lucas, President
Fax No.: 432-684-1106

If to the Escrow Agent	JPMorgan Chase Bank, N.A.
712 Main Street, 5th Floor South, TX2 S037
Houston, Texas 77002
Attention: , Escrow Services
Fax No.: (713) 216-6927

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (a), (b) and (c) of this Section 10, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11. Security Procedures. (a) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 1 hereto (“Schedule 1”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of Seller or Buyer’s executive officers, (“Executive Officers”), as the case may be, which shall include the titles of President, Chief Executive Officer, Chief Financial Officer or General Counsel, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Seller or Buyer to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The Parties acknowledge that these security procedures are commercially reasonable.

(b) Seller and Buyer acknowledge that repetitive funds transfer instructions may be given to the Escrow Agent for one or more beneficiaries where only the date of the requested transfer, the amount of funds to be transferred, and/or the description of the payment shall change within the repetitive instructions (“Standing Settlement Instructions”). Accordingly, Seller and Buyer shall deliver to Escrow Agent such specific Standing Settlement Instructions only for each respective beneficiary as set forth in Exhibit A to this Escrow Agreement, by facsimile or other written instruction. Escrow Agent may rely solely upon such Standing Settlement Instructions and all identifying information set forth therein for each beneficiary. Escrow Agent and Seller and Buyer agree that such Standing Settlement Instructions shall be effective as the funds transfer instructions of Seller and Buyer, without requiring a verifying callback, whether or not authorized, if such Standing Settlement Instructions are consistent with previously authenticated Standing Settlement Instructions for that beneficiary. The Parties acknowledge that such Standing Settlement Instructions are a security procedure and are commercially reasonable.

12. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of Texas. Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Texas. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

Tax Certification: Taxpayer Identification Number (TIN):	Social Security Number	Date:

or

Employee Identification Number

Name & Address:

Customer is a (check one):
Corporation Partnership Individual/sole proprietor Trust
Limited liability company Enter the tax classification (D=disregarded entity, C=Corporation, P=Partnership
Other

Taxpayer is (check if applicable):
Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(1)    the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

(2)    it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(3)    It is a U.S. citizen or other U.S. person (defined in the Form W-9 instructions).

(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SELLER

By:
Name:

Tax Certification: Taxpayer Identification Number (TIN):	Social Security Number	Date:

or

Employee Identification Number

Name & Address:

Customer is a (check one):
Corporation Partnership Individual/sole proprietor Trust
Limited liability company Enter the tax classification (D=disregarded entity, C=Corporation, P=Partnership
Other

Taxpayer is (check if applicable):
Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(1)    the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

(2)    it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(3)    It is a U.S. citizen or other U.S. person (defined in the Form W-9 instructions).

(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

BUYER

By:
Name:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Escrow Agent

By:
Name:
Title:

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Funds Transfer Instructions

If to Seller:

Name	Telephone Number	Signature

1.

2.

3.

If to Buyer:

Name	Telephone Number	Signature

1.

2.

3.

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Seller:

Name	Telephone Number

1.

2.

3.

If to Buyer:

Name	Telephone Number

1.

2.

3.

Telephone call backs shall be made to both Parties if joint instructions are required pursuant to the agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

SCHEDULE 2

Escrow Agent’s Compensation:

EXHIBIT A

Standing Settlement Instructions

Seller:

Buyer:

Seller and Buyer agree that repetitive or standing settlement instructions will be effective as the funds transfer instructions of Seller or Buyer, whether or not authorized, if such settlement instructions are verified pursuant to the security procedure provided in the Escrow Agreement or such other security procedure that Escrow Agent and Seller or Buyer may agree to.